Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of AGU Entertainment Corp. (the "Company") does hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB/A for the period ended March 31, 2005 (the "Report") that:

PART XIII. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

PART XIV. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 21, 2006	By:	/s/ David C. Levy
Name: David C. Levy
Title: Chief Executive Officer

Date: June 21, 2006	By:	/s/ John W. Poling
Name: John W. Poling
Title: Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.

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